BRIDGE LOAN AGREEMENT


     This Bridge Loan Agreement is made as of May 28, 1998 between Cavion Technologies, Inc., a Colorado corporation formerly known as Sigmacom Corporation (the "Company"), and the investors listed on the SCHEDULE OF INVESTORS attached hereto (the "Investors").

     Pursuant to the Investment Agreement dated as of August 1, 1996, the Investors (together with the William M. B. Berger Living Trust) provided letters of credit and certificates of deposit as security for the Company's credit facility with US Bank, formerly known as Colorado National Bank, and received stock in the Company. The Investors also were granted additional rights with respect to the Company and its other shareholders under the Investment Agreement, a Put Agreement between the Company and the Investors, a Share Escrow Agreement between the Company, the Investors, and Norwest Bank Colorado (as escrow agent), and a Subordination Agreement between the Company and its other shareholders (the "Shareholder Subordination Agreement"), each of which was dated as of August 1, 1996.

     Management of the Company is now investigating the potential for a new equity investment or sale of the Company, but will not be able to complete any such transaction without an immediate infusion of short-term working capital. In order to provide for this need, the Investors and the Company are now entering into a bridge loan in the aggregate amount of $150,000, and related transactions, on the terms of this Agreement.

     The Company is also anticipating possible additional bridge loans aggregating $150,000 or less by certain other persons identified in the SCHEDULE OF POSSIBLE ADDITIONAL INVESTORS (the "Additional Investors") attached hereto and possible further bridge loans by others who are presently shareholders of the Company (the "Other Shareholder Investors") in the amount of not more than $50,000 for each such Other Shareholder Investor (in each case, with the purchase of nonvoting shares with put). There is no assurance that any Additional Investor or any Other Shareholder Investor will make any such additional bridge loan, and the obligations of the Company and the Investors under this Bridge Loan and the instruments and agreements contemplated herein are not conditioned upon the making of any such additional bridge loan.

     In consideration of the mutual covenants contained in this Agreement, it is agreed as follows:

1. INITIAL BRIDGE TRANSACTION. Concurrently with execution of this Agreement, each Investor will deliver to the Company funds equal to the "Loan Amount" listed on the Schedule of Investors, plus (as consideration for purchase of the Shares) funds equal to $0.01 times the "Share Amount" listed on the Schedule of Investors. Upon receipt of the funds, the Company will issue to each Investor:

     (a) a Senior Promissory Note in the form attached as EXHIBIT A (which, with any notes on substantially the same terms that may be issued to any or all of the Additional Investors or the Other Shareholder Investors under bridge loan agreements on substantially the same terms as contained in this Agreement, are herein called the "Senior Notes"), in a principal amount equal to the "Loan Amount" listed on the Schedule of Investors;

     (b) a number of shares of the nonvoting common stock, par value $0.01 per share, of the Company (the "Shares") equal to the "Share Amount" listed on the Schedule of Investors; and

     (c)  a Put Agreement in the form attached as EXHIBIT B.

2. ADDITIONAL BRIDGE TRANSACTION. Each Investor acknowledges and agrees that one or more or all of the Additional Investors and of the Other Shareholder Investors may participate in additional bridge loans to the Company (and the purchase of nonvoting shares with put) on terms essentially equivalent to those herein extended to the Investors.

3.   SUBORDINATION.

     (a) All indebtedness of the Company to the Investors, and all other rights of the Investors under the Investment Agreement, the Put Agreement, the Share Escrow Agreement, and the Shareholder Subordination Agreement (collectively the "1996 Rights"), are hereby made subordinate and junior to the Senior Indebtedness (as defined below). Upon

          (1) any distribution of all or substantially all of the assets of the Company, or

          (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property, or securities, to creditors in connection with any dissolution, winding-up, total or partial liquidation or reorganization of the Company, all principal and interest due or to become due upon all Senior
Indebtedness will first be paid in full before any Investor will be entitled to receive any payments or retain any assets so paid or distributed with respect to the 1996 Rights; and the Investors irrevocably authorize and direct the Company to effect all payments required by this sentence.

     (b) For purposes of this Agreement, "Senior Indebtedness" means all principal, premium, interest, costs and other amounts due in respect of the Senior Notes (and all renewals, extensions, refundings, refinancings and replacements of such obligations).

     (c) Nothing in this Agreement will impair the Company's obligation to any Investor to pay such Investor in accordance with the terms of the 1996 Rights. No claim or right of any Investor is subordinated hereby to any claim against the Company by any other person except to the extent expressly provided in this Agreement.

     (d) The provisions of this section will terminate upon payment to the holder of each Senior Note of an amount equal to the principal amount of each Senior Note.

4. COMPANY'S REPRESENTATIONS AND COVENANT. The Company represents, warrants and covenants to each Investor as follows:

     (a) the Company has entered into the bridge transaction after careful consideration of all alternatives;

     (b) the Company is aware of the potential return to the Investors pursuant to the bridge transaction, and acknowledges that the amount of the potential return to the Investors appropriately reflects the risk inherent in the bridge transaction; and

     (c) the Company hereby covenants not to assert a defense of usury to any action by an Investor to collect any amount due under a Senior Note or the Put Agreement.

5. INVESTORS' REPRESENTATIONS. Each Investor represents and warrants to the Company as follows:

     (a) the Investor is an "accredited investor" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "Securities Act");

     (b) the Investor is acquiring the Shares for its own account for purposes of investment, and not with a view toward the sale or other distribution thereof,

     (c) the Investor has received or had access to all information it deems necessary to make a judgment with respect to the acquisition of the Shares, including the opportunity to ask questions of and discuss the Company's business with management of the Company;

     (d) the Investor understands that the Shares must be held indefinitely unless registered under the Securities Act or unless an exemption from registration exists, that no public market now exists for the Shares, and that there may never exist a public market for the Shares; and

     (e) the Investor understands that the Shares have not been registered under the Securities Act (on the ground that the sale of the Shares is exempt from registration as not involving a public offering), and that the reliance of the Company on such exemption is based upon the representations made in this section.

6. RESTRICTED SECURITIES. The Shares have not been registered under the Securities Act or any state securities law, and are not transferable except pursuant to

     (a)  a public offering registered under the Securities Act, or

     (b) subject to the conditions specified in the following subsection, Rule 144 of the Securities and Exchange Commission (if available), or any other legally available means of transfer.

     In connection with the transfer of any Shares (except in a registered public offering), the Investor shall deliver to the Company written notice describing the proposed transfer in reasonable detail, together with an opinion of counsel which (to the Company's reasonable satisfaction) is knowledgeable in securities law matters, to the effect that such transfer may be effected without registration or qualification of such Shares under the Securities Act or applicable state securities laws. The Investor shall not transfer the certificates representing the Shares until the transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this section. Any person acquiring any securities of the Company from any Investor shall, upon acquiring such securities, become bound by the terms of this Agreement, and the transfer of such securities shall not be made on the books of the Company until a copy of this Agreement has been executed by such person. Failure or refusal of the transferee to sign this Agreement shall not relieve such person from any obligations under this Agreement.

7. NOTICES. All notices under this Agreement will be in writing and deemed given upon receipt, by (1) personal delivery, (2) telephonically confirmed fax, (3) receipted courier service or (4) certified or registered mail, return receipt requested, addressed to the principal office of the Company (if to the Company), or to the address shown on the shareholder records of the Company (if to an Investor). Refusal to accept delivery will be deemed receipt.

8. GENERAL. This Agreement will be governed by the laws of the State of Delaware. This Agreement will be binding upon the personal representatives, successors and assigns of the parties hereto, but will not be assignable without the prior written consent of the non-assigning party. This Agreement constitutes the entire agreement between the parties and may not be waived or modified except in writing. This Agreement may be executed in any number of counterparts, each of which will be an original and all of which together will be one instrument. The headings used in this Agreement are for convenience only and will not affect the interpretation hereof.

[Signatures follow.]

     IN WITNESS WHEREOF, the parties have executed this Bridge Loan Agreement as of the date first set forth above.

CAVION TECHNOLOGIES, INC.          BRITISH FAR EAST HOLDINGS LTD.


By: /s/ Craig E. Lassen            By:/s/Arthur Lipper
   Craig E. Lassen                    Arthur Lipper III
   Chairman and Chief                 Chairman
   Executive Officer


                                   FAIRWAY REALTY ASSOCIATES


/s/ Martin Cooper                  /s/Robert Ingenito
MARTIN COOPER, individually           Robert Ingenito
                                      General Partner


                                   By:/s/John DiNozzi
                                      John DiNozzi
                                      General Partner


                                SCHEDULE TO
                           BRIDGE LOAN AGREEMENT

                           SCHEDULE OF INVESTORS

NAME AND ADDRESS                                  SHARE          LOAN
                                                  AMOUNT         AMOUNT

British Far East Holdings Ltd.                    5,509          50,000
Tax id no:  13 359 1950
14911 Caminito Ladera
Del Mar, CA 92014-3929
Attn:  Arthur Lipper III, Chairman
Fax:   619-793-7199
Voice: 619-793-7100

Martin Cooper                                     5,509          50,000
Tax id no:  34 120 4626
100 Via de la Valle
Del Mar, CA 92014
Fax:   619-481-2322
Voice: 619-481-2700

Fairway Realty Associates                         5,509          50,000
Tax id no:  11 307 0403
c/o Access Direct Systems, Inc.
91 Executive Boulevard
Farmingdale, NY 11735-4713
Attn:  Ronald J. Palumberi, Director of Finance
Fax:   516-420-1647
Voice: 516-420-0770 x.203


                                SCHEDULE TO
                           BRIDGE LOAN AGREEMENT


                 SCHEDULE OF POSSIBLE ADDITIONAL INVESTORS
               SHARING UP TO $150,000 IN LOAN PRINCIPAL AND
                         16,527 SHARES AMONG THEM

Craig E. Lassen
2218 Elm Street
Denver, CO 80207

David J. Selina
5523 South Jasper Way
Aurora, CO 80015

Jeff Marshall
6198 South Killarney Dr.
Aurora, CO 80016

Randal W. Burtis
1665 Logan #944
Denver, CO 80203


                                                             EXHIBIT A TO
                                                    BRIDGE LOAN AGREEMENT
                         CAVION TECHNOLOGIES, INC.
                         -------------------------
                          SENIOR PROMISSORY NOTE

$50,000                                                      May 28, 1998

     Cavion Technologies, Inc., a Colorado corporation ("Maker"), hereby promises to pay to ----------------------------------------- ("Holder"),
at --------------------------------------------- or at such other address as may be specified by Holder, the principal sum of Fifty Thousand Dollars ($50,000), together with interest as described below, in lawful money of the United States of America.

     The principal indebtedness evidenced by this Note shall earn interest at the rate of forty-two percent (42%) per annum. Principal and interest shall be paid in three monthly installments of $20,479.51 each, commencing on November 1, 1998, and continuing on the first day of each of the subsequent three months, with the entire balance of principal and accrued interest being due and payable on January 1, 1999.

     This Note may be prepaid in full, but not in part, at any time, subject to a prepayment penalty equal to the difference obtained by subtracting (1) all amounts paid on this Note to and including the prepayment from (2) all amounts that would have been paid on this Note had payment been made only as and when scheduled in the preceding sentence.

     Upon failure of Maker to pay any installment in full when due, Holder may, by notice to Maker, accelerate the obligation of Maker to pay the entire balance of this Note, and upon such acceleration there shall be due to Holder such amount as would be due if the Note had been prepaid in accordance with the preceding paragraph on the date notice of acceleration was given by Holder.

     The principal amount of this Note is "Senior Indebtedness" as defined in the Bridge Loan Agreement dated the date hereof among Maker, Holder and certain other investors in Maker.

     This Note is registered on the books of Maker and is transferable only by surrender thereof at the principal office of Maker, duly endorsed or accompanied by a written instrument of transfer executed by the registered Holder of this Note. Payment of or on account of principal and interest on this Note shall be made only to or upon the order in writing of the registered Holder.

     The provisions of this Note and of all agreements now or hereafter existing between Maker and Holder are hereby expressly limited so that in no event whatever shall the amount paid or agreed to be paid to Holder for the use, forbearance or detention of the sums evidenced by this Note exceed the maximum amount permissible under applicable law. If from any circumstance whatever the performance or fulfillment of any provision of this Note, or of any other agreement between Maker and Holder, should involve or purport to require any payment in excess of the limit prescribed by law, then the obligation to be performed or fulfilled is hereby reduced to the limit of such validity, and if from any circumstance whatever Holder should ever receive as interest an amount which would exceed the highest lawful rate, then the amount which would be excessive interest shall be applied to the reduction of principal (or, at Maker's option, be paid over to Maker) and shall not be counted as interest.

     Maker hereby waives presentment, protest, demand or notice of any kind in connection with any failure to pay when due the indebtedness evidenced by this Note. If Maker fails to pay the indebtedness when due, Maker agrees to pay Holder's reasonable legal fees and expenses incurred in connection with the enforcement of this Note.

     Regardless of the place of its execution, this Note shall be construed in accordance with the laws of the State of Delaware.

                                   CAVION TECHNOLOGIES, INC.,
                                   a Colorado corporation

                                   By:----------------------------------
                                      Craig E. Lassen, Chairman and CEO


                                                                EXHIBIT B
                                                                       TO
                                                    BRIDGE LOAN AGREEMENT

                               PUT AGREEMENT

     This Put Agreement is made as of May 28, 1998 between Cavion
Technologies, Inc., a Colorado corporation (the "Company"), and the investors listed on the signature pages hereof (the "Investors").

     The Investors have purchased from the Company an aggregate of 16,527 shares of the nonvoting common stock, par value $0.01 per share, of the Company (the "Shares"), pursuant to the Bridge Loan Agreement between the Investors and the Company dated the date hereof (the "Bridge Loan Agreement"). As a condition of the purchase, the Company has agreed to grant the Investors an option to sell all or part of the Shares to the Company on the terms of this Agreement. In consideration of the Bridge Loan Agreement, and for other valuable consideration, it is agreed as follows:

1    GRANT OF PUT.  The Company grants to each Investor an option (the
"Put"), subject to the conditions of this Agreement, to sell to the Company all or part of the Shares held by such Investor during the Exercise Period (as defined below), at a price of $7.00 per share (as adjusted pursuant to section 4).

2    EXERCISE OF PUT.

     (a) The Put shall be exercisable only by giving notice of exercise to the Company during a 60-day period beginning on January 1, 1999 (the "Exercise Period"), specifying the number of shares as to which the Put is exercised. If not exercised within the Exercise Period, the Put shall expire at 5:00 Denver, Colorado time on the last day of the Exercise Period.

     (b) Within 60 days after the end of the Exercise Period, the Company shall tender payment in full for the shares as to which the Put is exercised (plus any accumulated but unpaid dividends), in immediately available funds, against delivery to the principal offices of the Company of certificates representing the shares, accompanied by executed stock powers in proper form for transfer, free and clear of all liens, claims, and encumbrances.

3    TERMINATION.  The Put shall terminate upon completion of the transactions described in the preceding section.

4    ADJUSTMENT.  In the event of any recapitalization, stock split, combination of shares, or stock dividend, any shares into which the Shares are converted shall be subject to the Put, and appropriate adjustment shall be made in the purchase price of the Put.

5    Notices.  All notices under this Agreement shall be in writing and deemed given upon receipt, by (1) personal delivery, (2) telephonically confirmed fax, receipted courier service or (4) certified or registered mail, return receipt requested, addressed to the principal office of the Company (if to the Company), or to the address shown on the shareholder records of the Company (if to an Investor). Refusal to accept delivery shall be deemed receipt.

6    GENERAL.  This Agreement shall be governed by the laws of the State of Delaware. This Agreement shall be binding upon the personal representatives, successors and assigns of the parties hereto, but shall not be assignable without the prior written consent of the non-assigning party. This Agreement constitutes the entire agreement between the parties and may not be waived or modified except in writing. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall be one instrument. The headings used in this Agreement are for convenience only and shall not affect the interpretation hereof.

[Signatures follow.]

     IN WITNESS WHEREOF, the parties have executed this Put Agreement as of the date first written above.

CAVION TECHNOLOGIES, INC.          BRITISH FAR EAST HOLDINGS LTD.


By: /s/ Craig E. Lassen            By:/s/Arthur Lipper
   Craig E. Lassen                    Arthur Lipper III
   Chairman and Chief                 Chairman
   Executive Officer


                                   FAIRWAY REALTY ASSOCIATES


/s/ Martin Cooper                  By:/s/Robert Ingenito
MARTIN COOPER, individually           Robert Ingenito
                                      General Partner


                                   By:/s/John DiNozzi
                                      John DiNozzi
                                      General Partner